UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

----------------------------------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

----------------------------------------------

Date of Report (Date of earliest event reported): April 14, 2017

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

Senior Notes Forbearance Agreement

On April 14, 2017, GulfMark Offshore, Inc., a Delaware corporation (the “Company”), entered into a Forbearance Agreement (the “Senior Notes Forbearance Agreement”) by and among the Company and certain beneficial owners and/or investment advisors or managers of discretionary accounts for the holders or beneficial owners (the “Holders”) of in excess of 50% of the aggregate principal amount of the Company’s 6.375% senior notes due 2022 (the “Senior Notes”) outstanding. The Senior Notes were issued pursuant to the Indenture, dated as of March 12, 2012 (the “Indenture”), between the Company and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

Pursuant to the Senior Notes Forbearance Agreement, among other provisions, each Holder agrees that during the “Forbearance Period,” subject to certain conditions precedent and continuing conditions, it will not enforce, or otherwise take any action to direct enforcement of, any of the rights and remedies available to the Holders or the Trustee under the Indenture or the Senior Notes or otherwise, including, without limitation, any action to accelerate, or join in any request for acceleration of, the Senior Notes under the Indenture or the Senior Notes, solely with respect to the Company’s failure to make the interest payment due on March 15, 2017 on the Senior Notes (the “Interest Default”). As defined in the Senior Notes Forbearance Agreement, the “Forbearance Period” ends on the earlier of April 28, 2017 and the occurrence of any of the specified early termination events described therein.

A copy of the Senior Notes Forbearance Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Senior Notes Forbearance Agreement is qualified in its entirety by the full text of such exhibit.

RBS Support Agreement Extension

As previously reported, on March 14, 2017, the Company entered into a support agreement (the “RBS Support Agreement”) with The Royal Bank of Scotland plc, as agent for the lenders (the “Agent”), relating to that certain Multicurrency Facility Agreement dated as of September 26, 2014 (as amended, supplemented and/or restated from time to time, the “RBS Facility Agreement”). Pursuant to the RBS Support Agreement, the Agent agreed to waive the defaults and events of default specified in the RBS Support Agreement and to forbear from exercising any rights or remedies under the RBS Facility Agreement as a result of any such defaults and events of default specified in the RBS Support Agreement until the earlier of April 14, 2017 and the occurrence any of the early termination events specified in the Support Agreement. On April 14, 2017, the Company entered into an extension agreement (the “RBS Extension Agreement”) with the Agent that extends the forbearance period until the earlier of April 28, 2017 and the occurrence of any of the specified early termination events. The RBS Extension Agreement also amended the list of defaults and events of default to include certain additional forbearance defaults and events of default.

A copy of the RBS Extension Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The above description of the RBS Extension Agreement is qualified in its entirety by the full text of such exhibit.

DNB Support Agreement

On April 14, 2017, the Company entered into a support agreement (the “DNB Support Agreement”) relating to that certain NOK 600,000,000 Secured Revolving Credit Facility Agreement dated December 27, 2012 (as amended, supplemented and/or restated from time to time, the “NOK Facility Agreement”) with DNB Bank ASA (the “Norwegian Lender”), as lead arranger and lender. Pursuant to the DNB Support Agreement, the Norwegian Lender agreed to abstain from exercising any rights or remedies under the NOK Facility Agreement as a result of such defaults or events of default specified in the DNB Support Agreement until the earlier of April 28, 2017 or the occurrence of any of the early termination events as described in the DNB Support Agreement.

A copy of the DNB Support Agreement is filed as Exhibit 10.3 hereto and is incorporated herein by reference. The above description of the DNB Support Agreement is qualified in its entirety by the full text of such exhibit.

Item 8.01.     Other Items

As previously reported, on March 15, 2017, the board of directors of the Company decided not to pay on its due date the $13.7 million interest payment due March 15, 2017 on the Senior Notes and, as provided for in the Indenture, to enter into the 30-day grace period to make such payment. The Company did not make such interest payment on April 14, 2017, which is the last day of such 30-day grace period. The Company’s failure to pay this amount on April 14, 2017 results in an event of default under the Indenture governing the Senior Notes, which results in a cross-default under the RBS Facility Agreement and the NOK Facility Agreement.

While the event of default is continuing under the Indenture, the Trustee or holders of at least 25% in principal amount of the Senior Notes may declare the Senior Notes to be due and payable immediately. While the event of default is continuing under the RBS Facility Agreement, the Agent may (and shall if so directed by the Majority Lenders (as defined in the RBS Facility Agreement)), by notice to the Company, declare the loans thereunder, together with accrued interest and all other amounts outstanding thereunder, to be immediately due and payable. While the event of default is continuing under the NOK Facility Agreement, the Norwegian Lender may (and shall if so directed by the Majority Lenders (as defined in the NOK Facility Agreement)), by notice to the borrower thereunder, declare the facility, together with accrued interest and all other amounts outstanding thereunder, to be immediately due and payable.

The Company is continuing to engage in negotiations and discussions with holders of the Company’s indebtedness regarding the terms of a financial restructuring. There can be no assurance, however, that the Company will be able to negotiate acceptable terms of a restructuring with its creditors or reach any agreement with respect to such a restructuring.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit number	Description
10.1	Forbearance Agreement dated April 14, 2017 among the Company and the Holders of the Senior Notes

10.2	Extension Agreement dated April 14, 2017 among the Company, the Company’s subsidiary GulfMark Americas, Inc. and the Agent

10.3	Support Agreement dated April 14, 2017 among the Company, the Company’s subsidiaries GulfMark Rederi AS and GulfMark UK Ltd. and the Norwegian Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2017	GULFMARK OFFSHORE, INC.

	By:	/s/ James M. Mitchell
James M. Mitchell Executive Vice President & Chief Financial Officer

4